UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COUNTY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COUNTY BANCORP, INC.

860 North Rapids Road

Manitowoc, Wisconsin 54221

(920) 686-9998

April 9, 2015

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of County Bancorp, Inc., scheduled for 6:00 p.m., Central time, on Tuesday, May 19, 2015, at the Silver Lake College Franciscan Center Atrium, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220.

We are taking advantage of the Securities and Exchange Commission rules allowing companies to provide their shareholders with access to proxy materials over the Internet. On or about April 9, 2015, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders informing them that our Proxy Statement and the 2014 Annual Report to Shareholders, along with voting instructions, are available online. As more fully described in the Notice, shareholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the cost of printing and distributing the proxy materials, while providing our shareholders with access to the proxy materials in a fast, easily accessible and efficient manner.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

If you have any questions or require assistance, please contact Mark A. Miller at (920) 686-5692.

Sincerely,

William C. Censky

William C. Censky

Chairman of the Board

County Bancorp, Inc.

COUNTY BANCORP, INC.

860 North Rapids Road

Manitowoc, Wisconsin 54221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MAY 19, 2015

6:00 P.M.

Place:

Silver Lake College Franciscan Center Atrium, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220

Items of Business:

1.	The election of three Class I directors to serve on our Board of Directors until the 2018 annual meeting or until their successors are elected and qualified.

2.	The ratification of the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for County Bancorp, Inc. for the fiscal year ending December 31, 2015.

3.	Such other business as may properly come before the meeting and all adjournments thereof.

Who May Vote:

You may vote if you were a shareholder of record on April 1, 2015.

YOUR VOTE IS IMPORTANT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2015:

The Proxy Statement and the 2014 Annual Report to Shareholders are available online at www.envisionreports.com/COUB.

YOU CAN VOTE BY INTERNET—www.envisionreports.com/COUB.

YOU CAN ALSO VOTE BY TELEPHONE AT 1-800-652-VOTE (1-800-652-8463).

IF YOU DO NOT VOTE BY USING THE INTERNET OR THE TELEPHONE, YOU ARE URGED TO SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY OR YOUR PROMPT VOTE BY USING THE INTERNET OR THE TELEPHONE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID COUNTY BANCORP, INC. IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

Mark A. Miller

Mark A. Miller

Secretary

County Bancorp, Inc.

Manitowoc, Wisconsin

April 9, 2015

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

of

COUNTY BANCORP, INC.

To Be Held on May 19, 2015

GENERAL INFORMATION

Purpose

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of County Bancorp, Inc. (all references to “County,” the “Company,” “we” or “our” refer to County Bancorp, Inc., unless the context requires otherwise) to be voted at the Annual Meeting of Shareholders at 6:00 p.m., Central Time on Tuesday, May 19, 2015, (the “Annual Meeting”) at the Silver Lake College Franciscan Center Atrium, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220 and at any and all adjournments of the Annual Meeting. The cost of solicitation of proxies will be borne by County. In addition to solicitation by mail, some of County’s directors, officers and employees may, without extra compensation, solicit proxies by telephone or personal interview.

Internet Availability of Proxy Materials

Securities and Exchange Commission (“SEC”) rules allow us to make our Proxy Statement and other annual meeting materials available to you on the Internet. On or about April 9, 2015, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record on the Record Date (as described below) advising them that this Proxy Statement and the 2014 Annual Report to Shareholders, along with voting instructions, may be accessed over the Internet at www.envisionreports.com/COUB. You may then access these materials and vote your shares over the Internet, or request that a printed copy of the proxy materials be sent to you. If you want to receive a paper copy of these materials, you must make the request over the Internet at www.envisionreports.com/COUB or by calling toll free 1-866-641-4276. There is no charge to you for requesting a paper copy. If you would like to receive a paper copy of the proxy materials, please make your request on or before May 9, 2015, in order to facilitate timely delivery.

Who Can Vote

The Board has fixed the close of business on April 1, 2015, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Each share of County’s common stock, par value $0.01 (“Common Stock”), is entitled to one vote on each matter to be voted on at the Annual Meeting. No other class of securities will be entitled to vote at the Annual Meeting.

Quorum and Shares Outstanding

The presence, in person or by proxy, of the majority of the outstanding shares entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The securities of County entitled to be voted at the meeting consist of shares of its Common Stock, of which 5,719,540 shares were issued and outstanding at the close of business on the Record Date.

Required Votes

The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is as follows:

Proposal 1—Election of Directors

Directors will be elected by holders of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. The three nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors.

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of CliftonLarsonAllen LLP as County’s independent registered public accounting firm must be approved by holders of a majority of the shares of Common Stock represented in person or represented by proxy of the Annual Meeting and entitled to vote.

Other Proposals

The affirmative vote of a majority of the votes cast is required to approve any other matters to properly come before the Annual Meeting.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum for the meeting.

How You Can Vote

Shareholders are urged to vote as promptly as possible by Internet or telephone, or by signing, dating, and returning your proxy card in the envelope provided. If no specification is made, the shares will be voted “FOR” the election of the Board’s nominees for director and “FOR” the ratification of the appointment of CliftonLarsonAllen LLP as County’s independent registered public accounting firm for 2015.

VOTE BY INTERNET—www.envisionreports.com/COUB. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 1:00 a.m. Central Time on May 19, 2015. Have your Notice or proxy card, if you have requested paper copies of the proxy materials, in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You will be required to enter the unique control number imprinted on your Notice or proxy card in order to vote online.

The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. You should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. If you vote by Internet, please do not mail your proxy card.

VOTE BY TELEPHONE—1-800-652-VOTE (1-800-652-8463). Use any touch-tone telephone to transmit your voting instructions up until 1:00 a.m. Central Time on May 19, 2015. Have your Notice or proxy card, if you have requested paper copies of the proxy materials, in hand when you call and then follow the instructions. If you vote by telephone, please do not mail your proxy card.

IN PERSON—You may also vote in person at the Annual Meeting.

Revocation of Proxy

Proxies may be revoked at any time prior to the time they are exercised by filing with the Secretary of County a written revocation or a duly executed proxy bearing a later date. Proxies may not be revoked via the Internet or by telephone.

The Secretary of County is Mark A. Miller, 860 N. Rapids Road, Manitowoc, Wisconsin 54221.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board is to be divided into three classes serving staggered three-year terms. The Board of Directors of the Company has nominated three incumbent members of the Board, William C. Censky, Wayne D. Mueller and Gary J. Ziegelbauer, to stand for election at the Annual Meeting. If elected, each nominee would serve until the 2018 annual meeting of shareholders and until his successor is duly elected and qualified. Unless otherwise directed, proxies will be voted “FOR” the election of each of the three director nominees. If any of the nominees would decline or be unable to act, which management does not anticipate, proxies will be voted with discretionary authority for a substitute nominee to be designated by the Board of Directors.

Following is information regarding the Company’s directors as of April 1, 2015. All of the directors of County also serve as directors of Investors Community Bank (the “Bank”), County’s principal operating subsidiary.

Name	Age	Business Experience During Last Five Years	Director Since

		Class I Nominees (Terms expire in 2018)

William C. Censky	63	Mr. Censky is one of our founders and has served as Chairman of the Board of the Company since 1996 as well as Executive Chairman of the Bank since 1997. Mr. Censky has served on our Board of Directors since County’s inception in May 1996. Mr. Censky previously served as President of County from 1997 to September 2014 and as Chief Executive Officer of the Bank from 1997 to November 2013. Mr. Censky is an accomplished bank executive and leader with over 30 years of bank management experience ranging from being a bank Chief Executive Officer, a founding chairman of a successful de novo bank, an organizing board member for two additional de novo banks, to being the Chief Financial and Operations officer of an independent state charted bank, which qualifies him to serve as director of the Company. Mr. Censky holds a B.B.A. degree in finance and an M.B.A with concentrations in accounting and finance from the University of Wisconsin—Oshkosh.	1996

Name	Age	Business Experience During Last Five Years	Director Since

Wayne D. Mueller	61	Mr. Mueller is one of our founders and has served as Special Operations Officer of County since April 2014. Mr. Mueller has previously served as Senior Lender and Executive Vice President of agricultural lending as well as a lender of the Bank since 1997. Mr. Mueller has also served on our Board of Directors since May 1996. Mr. Mueller also served as a member and chair of the Wisconsin Agricultural Bankers Section, a group organized by the Wisconsin Bankers Association. His qualifications to serve as a director of the Company include his operating, management and leadership experience in County and in the banking industry more generally. Mr. Mueller holds a degree in marketing from Moraine Park Technical College.	1996

Gary J. Ziegelbauer	62	Mr. Ziegelbauer has served on our Board of Directors since May 1996. Mr. Ziegelbauer has been the President of Triangle Distributing Co., a Wisconsin beer distributor, since June 1972. His qualifications to serve on the board of the Company include his significant business experience, as well as longstanding business and personal relationships throughout Wisconsin. Mr. Ziegelbauer attended the University of Wisconsin—Whitewater and the University of Wisconsin—Green Bay.	1996

		CONTINUING DIRECTORS

		Class II Directors (Terms expire in 2016)

Mark R. Binversie	55	Mr. Binversie is one of our founders and has served as President of the Bank since March 1997. Mr. Binversie has also served on our Board of Directors since May 1996. Prior to joining us, Mr. Binversie oversaw the Agricultural Department for Firstar Bank Manitowoc for 16 years. Mr. Binversie previously owned and operated Heartland Dairy, LLC, a dairy farm, for 15 years. His agricultural lending expertise has led to his involvement in redesigning the Farm Service Agency’s Guaranteed Loan Program and his assistance in the Wisconsin Housing Economic Development Authority’s Credit Relief Outreach Program for Wisconsin’s farmers. Mr. Binversie also served as President and chairman of the Agriculture Bankers Section of the Wisconsin Bankers Association. Mr. Binversie’s qualifications to serve as a director of the Company include his operating, management and leadership experience in County and in the banking industry more generally, as well as his experience in the dairy farm sector. Mr. Binversie holds a Bachelor’s degree in Agri-Business and Economics from the University of Wisconsin—Platteville.	1996

Name	Age	Business Experience During Last Five Years	Director Since

Carmen L. Chizek	72	Mr. Chizek has served on our Board of Directors since May 1996. In 1962, Mr. Chizek founded Chizek Elevator & Transport, Inc. (formerly known as Chizek Transport, Inc.), which is a 48-state carrier trained in truckload and multiple-drop deliveries, and has been Vice President of Chizek Elevator & Transport, Inc. since January 2002. His qualifications to serve as director of the Company include his significant business experience where he expanded Chizek Transport, Inc. from a local business that hauled agricultural products from the fields of Wisconsin to a 48-state carrier, which gives him both local and national business operating experience.	1996

Edson P. Foster	66	Mr. Foster has served on our Board of Directors since April 2000. Mr. Foster has been President and Chief Executive Officer of Foster Needle Co., Inc., a manufacturing company, since July 1977 until his retirement in June 2013. He is currently Vice Chairman of Foster Needle Co., Inc. Mr. Foster’s qualifications to serve as director of the Company include his significant national and international business experience, which enables him to provide important insights in the areas of management and corporate governance. Mr. Foster holds a B.S. degree in accounting from Carroll University.	2000

		Class III Directors (Terms expire in 2017)

Timothy J. Schneider	49	Mr. Schneider is one of our founders and has served as President of County since September 2014 and as Chief Executive Officer of the Bank since November 2013. Mr. Schneider has previously served as our Vice President from 1996 to September 2014, our Secretary from 1996 to 2014, and Chief Operating Officer and commercial and agricultural lender of the Bank from 1997 to 2013. Mr. Schneider has also served on our Board of Directors since May 1996. Mr. Schneider has been in the banking profession for over 24 years, during which time he gained expertise in agricultural and commercial banking as a commercial and agricultural lender, which qualifies him to serve as director of the Company. Mr. Schneider holds a Bachelor’s Degree of Business in management and economics from the University of Wisconsin—River Falls, and a degree from the Graduate School of Banking of the University of Wisconsin—Madison.	1996

Lynn D. Davis, Ph.D.	59	Dr. Davis has served on our Board of Directors since April 2014. Dr. Davis primarily works as a consulting dairy nutritionist for Nutrition Professionals, Inc. where he was a founding partner in 1983 and currently serves as President. Additionally, he is co-founder, shareholder and board member for Breeze Dairy Group, LLC, which owns two large dairy farms, Quality Roasting, Inc., a soybean processing facility and The Heifer Authority, LLC, a dairy heifer development lot. Dr. Davis understands the dairy industry by virtue of his experience as a consultant to dairy farms, as well as an owner of dairy farms, which qualifies him to serve as director of the Company. Dr. Davis has a B.S. in Animal Science from the University of Wisconsin—River Falls and an M.S. and Ph.D. in Nutritional Physiology from Iowa State University.	2014

Name	Age	Business Experience During Last Five Years	Director Since

Andrew J. Steimle	45	Mr. Steimle has served on our Board of Directors since April 2008. He is a business and real estate attorney practicing in Wisconsin since 1995, and is a founding partner of Steimle Birschbach LLC, which was founded in June 2009 and is a boutique law firm concentrating in business, real estate and estate planning. Mr. Steimle chairs the firm’s business and real estate practice groups. Mr. Steimle’s qualifications to serve as director of the Company include his representation of closely held businesses throughout Wisconsin, which gives him insight and familiarity with issues that are important to our individual customers. Mr. Steimle holds a B.B.A degree in finance from the University of Wisconsin—Milwaukee and a juris doctorate degree from Marquette University Law School.	2008

Kenneth R. Zacharias	52	Mr. Zacharias has served on our Board of Directors since April 2008. He is a Certified Public Accountant and has been a shareholder at Schenck S.C., a certified public accounting firm, since 1999. Mr. Zacharias’ qualifications to serve as director of the Company include his broad background in the income tax and general business consulting areas and a focus in the commercial real estate sector. Mr. Zacharias holds a B.A. degree in accounting from St. Norbert College.	2008

Director Compensation

All County directors receive $470 for any Board meeting lasting longer than 30 minutes. Non-employee directors of the Bank receive $1,250 for regular Board meetings and $470 per committee meeting, with committee chairmen receiving $850 per committee meeting. Wayne D. Mueller, who is a part-time employee of the Bank and serves as our Special Projects Officer, receives the same director compensation as non-employee directors. Employee or insider directors of the Bank receive $350 per regular Board meeting, but receive no compensation for Bank committee meetings. With the exception of one director loan committee meeting and one Bank Board meeting per year, directors will only be compensated for meetings they attend.

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2014, for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors, except as described above, and are not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Carmen Chizek	34,544	—	—	—	—	—		34,544
Lynn D. Davis	33,120	—	—	—	—	—		33,120
Edson Foster, Jr.	42,260	—	—	—	—	—		42,260
Wayne Mueller(1)	25,830	—	—	—	—	107,736	(2)	133,566
Andrew Steimle	37,350	—	—	—	—	—		37,350
Kenneth Zacharias	35,610	—	—	—	—	—		35,610
Gary Ziegelbauer	30,300	—	—	—	—	—		30,300

(1)	Mr. Mueller served as a Senior Vice President of the Bank until his retirement as of May 1, 2014, but continues to serve as a director of both the Company and the Bank. Since his retirement, Mr. Mueller has been employed on a part-time basis to assist with special assignments as the Special Projects Officer of the Bank, and is paid a retainer of $2,500 per month in such capacity.
(2)	Amount reflects $20,000 of retainer fees in his capacity as Special Projects Officer, $80,692 of salary paid to Mr. Mueller in 2014 prior to his retirement, and $7,044 of 401(k) discretionary contributions and personal benefits while employed by the Bank. Mr. Mueller participated in certain group life, health, disability insurance and medical reimbursement not disclosed in this table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated to serve as a director.

CORPORATE GOVERNANCE MATTERS

Independence of Our Board of Directors and Board Committees

Under the rules of the NASDAQ Stock Market Inc. (“NASDAQ”), independent directors must comprise a majority of our Board of Directors. The rules of the NASDAQ, as well as those of the SEC, also impose requirements with respect to the independence of our directors. Our Board of Directors has evaluated the independence of its members based upon the rules of the NASDAQ and the SEC and the transactions referenced under the section titled “Certain Relationships and Related Party Transactions.” Applying these standards, our Board of Directors determined that none of the directors, other than Messrs. Schneider, Censky, Binversie and Mueller, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of those directors is “independent” as that term is defined under the NASDAQ Listing Rules. Messrs. Schneider, Censky, Binversie and Mueller are not considered independent because they are, or within the prior three years have been, officers of County and/or the Bank. Subject to certain permitted phase-in exceptions described below, our Board of Directors also determined that each director who serves as a member of the Audit, Compensation, and Nominating and Governance committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

The Board of Directors held 16 meetings during 2014, and each director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings by all committees of the Board on which he served.

Board Leadership Structure. The Board has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and President because the Board believes that it is in our best interests to make that determination from time to time based on the position and direction of the organization and the composition of our Board. Our Bylaws state that County’s President is also County’s Chief Executive Officer. As of the date of this proxy statement, the positions of the Chairman of the Board and the President are separated; however, Mr. Censky is an Executive Chairman. We believe this is appropriate because the Board includes a number of seasoned independent directors. In concluding that having Mr. Censky serve as Executive Chairman of the Board and Mr. Schneider serve as President represents the appropriate structure for us at this time, our Board considered the benefits of having the Executive Chairman serve as a bridge between management and our Board, ensuring that both groups act with a common purpose. Our Board also considered Mr. Censky’s knowledge regarding our operations and the industry in which we compete and his ability to promote communication, to synchronize activities between our Board and our senior management and to provide consistent leadership to both the Board and County in coordinating our strategic objectives.

Although our Bylaws do not require County to separate the Chairman of the Board and President positions, our Board of Directors believes it is appropriate for these roles to be separate. Our Board also recognizes that depending on the circumstances, other leadership models, such as combining the roles of Chairman and President, may be appropriate. Accordingly, our Board may periodically review its leadership structure.

Role of the Board in Risk Oversight. The Board of Directors is actively involved in oversight of risks that could affect us including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within County as well as through internal and external audits. Risks relating to the direct operations of the Bank are further overseen by the Board of Directors of the Bank, who are the same individuals who serve on the Board of Directors of County. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization, including our enterprise risk management procedures.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Members serve, and will serve, on committees until their resignation or until otherwise determined by our Board. The Board has adopted written charters for each of the committees described below. The committee charters can be found on the Bank’s website: www.investorscommunitybank.com, “Investor Relations,” “Corporate Information,” “Governance Documents.”

Audit Committee. Our Audit Committee is comprised of Messrs. Foster, Steimle and Zacharias. Messrs. Foster and Steimle satisfy the heightened audit committee independence requirements under the NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Zacharias is not likely to be deemed independent in connection with his service on the Audit Committee under Rule 10A-3 because he received indirect compensation from County. County is permitted to phase-in our compliance with the independent audit committee member requirements set forth in the NASDAQ Listing Rules and relevant SEC rules as follows: (i) one independent member at the time of listing; (ii) a majority of independent members within 90 days of listing; and (iii) all independent members within one year of listing. Accordingly, the Audit Committee, subject to the phase-in provisions, complies with the applicable independence requirements. We have determined that the fact that our Audit Committee is not entirely made of independent directors does not materially adversely affect the ability of the Audit Committee to act independently and to satisfy the other requirements of the SEC and the NASDAQ Listing Rules. The Audit Committee held six meetings in 2014.

Mr. Zacharias is the Chairman of our Audit Committee. Mr. Zacharias is our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and possesses the requisite financial sophistication, as defined under the NASDAQ Listing Rules. The Audit Committee operates under a written charter. Under its charter, our Audit Committee is responsible for, among other things:

•	overseeing accounting and financial reporting process;

•	selecting, retaining and replacing independent auditors and evaluating their qualifications, independence and performance;

•	reviewing and approving scope of the annual audit and audit fees;

•	monitoring rotation of partners of independent auditors on engagement team as required by law;

•	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

•	reviewing adequacy and effectiveness of internal control policies and procedures;

•	approving retention of independent auditors to perform any proposed permissible non-audit services;

•	overseeing internal audit functions and annually reviewing Audit Committee charter and committee performance;

•	preparing the Audit Committee report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating the performance of the Audit Committee, including compliance with its charter.

Compensation Committee. The members of the Compensation Committee are Messrs. Foster, Chizek and Steimle and Davis. Mr. Foster serves as Chair of the Compensation Committee. Each member of the Compensation Committee is a non-employee director within the meaning of the applicable SEC regulations and an outside director as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and each is an independent director as defined by the NASDAQ Listing Rules. The Compensation Committee held nine meetings in 2014.

Under its charter, our Compensation Committee is responsible for, among other things:

•	retaining or obtaining the advice of a compensation consultant, legal counsel or other adviser, including ones that are not independent;

•	determining cash compensation and cash compensation plans, including incentive compensation, amounts and terms of stock option or other equity awards, and terms of any agreements concerning employment, compensation or employment termination matters;

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers and evaluating their performance in light of those goals and objectives;

•	monitoring the application of retirement and other fringe benefit plans for the Chief Executive Officer, President and other executive officers, periodically reviewing succession plans for the Chief Executive Officer, President and other executive officers and acting on behalf of the Board of Directors with respect to welfare plans and employee retirement;

•	administering the issuance of stock options and other awards under our 2012 Equity Incentive Compensation Plan and any other equity incentive plans;

•	reviewing succession plans for our key executive officers;

•	establishing, administering and certifying attainment of performance goals in order to comply with Section 162(m) of the Code as the committee deems appropriate;

•	reviewing and recommending disclosures and providing reports for our annual proxy statement;

•	periodically reporting to the Board of Directors regarding the committee’s activities; and

•	reviewing and evaluating the performance of the Compensation Committee, including compliance with its charter.

To avoid violations of Section 162(m) requirements in the event that one or more of the members of the Compensation Committee are not outside directors, as defined under the Code, we may create a compensation subcommittee, which will be responsible for approving performance-based compensation, if any, as permitted by the committee’s charter.

The Compensation Committee sets and administers the policies that govern the Bank’s executive compensation programs. The Compensation Committee sets and/or approves total compensation for our executive officers as defined in the Compensation Committee’s charter, and acts on behalf of the entire Board. The Compensation Committee also provides recommendations regarding director compensation programs. Additionally, the Compensation Committee reviews the recommendations as submitted for all other officer and staff level compensation programs on an annual basis. We have a long-standing relationship with McLagan Consulting and utilizes their expertise to evaluate pay policies, practices, and to provide guidance on current and future compensation decisions. McLagan Consulting provides benchmarking information related to base salaries, annual incentives, long-term cash and equity incentives and supplemental benefits such as SERP and deferred compensation. We pay McLagan Consulting for benchmarking data and on an ad hoc basis for special projects.

Nominating and Governance Committee. Our Nominating and Governance Committee is composed of Messrs. Steimle and Ziegelbauer. Mr. Ziegelbauer is the Chair of the Committee. The Nominating and Governance Committee did not meet in 2014, as it was newly formed in October 2014 in anticipation of our January 2015 initial public offering. Under the Nominating and Governance Committee charter, the Nominating and Governance Committee is responsible for, among other things:

•	periodically reviewing our Board candidate nomination guidelines and recommending amendments to such guidelines as it deems appropriate;

•	identifying new candidates for directorships and reviewing the qualifications of candidates;

•	making recommendations to our Board of Directors regarding candidates for directorships;

•	periodically reviewing the compensation arrangements in effect for the non-management members of the Board of Directors;

•	coordinating the Board self-evaluation process;

•	overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters;

•	developing and reviewing director succession plans; and

•	reviewing and evaluating the performance of the Nominating and Governance Committee, including compliance with its charter.

Our Board of Directors has determined that each member of our Nominating and Governance Committee is independent within the meaning of the independent director guidelines of the NASDAQ Listing Rules.

Other Committees. The Bank’s Board of Directors has also created a Loan Committee, which is comprised of the entire Board of Directors of the Bank. This committee concentrates its efforts on loan review and underwriting procedures. Each committee is permanently standing, active, and meets with management on a regular basis.

Director Nomination Procedures

The Nominating and Governance Committee will consider nominations for directors submitted by shareholders in accordance with the Bylaws. Pursuant to County’s Bylaws, notice of shareholder nominations for directors must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of County no later than 90 days prior to the Annual Meeting in order to be considered. Each notice of nomination must contain the name and address, the principal occupation or employment, and number of shares of County common stock beneficially owned by each nominee. The Nominating and Governance Committee shall determine whether nominations were made in accordance with the Bylaws and, if not, any defective nomination will be disregarded.

The Board of Directors considers various factors to be important when evaluating potential members of the Board, regardless of whether the candidate is proposed by the Nominating and Governance Committee or by a shareholder, including the individual’s integrity, general business background and experience, experience in the banking industry, and his or her ability to serve on the Board of Directors. The Board does not attempt to assign any relative weights to the factors, but considers them as a whole.

Although County has no formal policy on Board diversity, the Board believes that a diverse Board of Directors is desirable to expand its collective knowledge and expertise relating to County’s business, as well as to evaluate management and positively influence its performance. Accordingly, in carrying out its responsibilities for locating, recruiting, and nominating candidates for election to the Board, County intends to take into account a number of factors and considerations, including diversity. Such considerations of diversity include geographic regions, professional or business experience, gender, race, national origin, specialized education or work experience, and viewpoints.

If any shareholder wishes to recommend a potential nominee for consideration by the Board, that nominee’s name and related information should be sent to the Board in care of Mark A. Miller, Secretary, 860 North Rapids Road, Manitowoc, Wisconsin 54221-0700. While the Nominating and Governance Committee does not have any formal procedures for consideration of such recommendations, shareholder nominees are analyzed by the Nominating and Governance Committee in the same manner as nominees that are identified by the committee.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocking relationships as defined by the rules adopted by the SEC, and no County officer or employee is a member of the Compensation Committee.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors including those officers responsible for financial reporting. The Code of Business Conduct and Ethics can be found at www.investorscommunitybank.com, “Investor Relations,” “Corporate Information,” “Governance Documents.” We intend to disclose future amendments to the Code of Business Conduct and Ethics or any waivers of its requirements on our website or in filings under the Exchange Act.

Communications with Board of Directors

Although County has not developed formal processes by which shareholders may communicate directly to directors, it believes that the informal process in which any communication sent to the Board in care of the Secretary is forwarded to the Board, has historically served the Board’s and its shareholders’ needs. The Board of Directors periodically considers whether changes to this procedure are appropriate. However, unless and until a new means of communication is promulgated, communications to the Board should be sent in care of Mark A. Miller, Secretary, 860 North Rapids Road, Manitowoc, Wisconsin 54221-0700. Mr. Miller will pass along all such communications (except for complaints of a personal nature that are not relevant to County or Investors Community Bank as a whole).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and our Series B Preferred Stock as of March 26, 2015, and as adjusted to reflect the sale of common stock offered by us in this offering for:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each shareholder known by us to be the beneficial owner of more than 5% of our capital stock;

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that persons and entities named in the table below have sole voting and investment power with respect to all the capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 5,719,540 shares of capital stock outstanding as of March 26, 2015. In computing the number of shares of common stock beneficially owned by a person and the ownership percentage of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or releasable within 60 days of March 26, 2015. We did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)(2)(3)	Common Stock Beneficially Owned(3)(4)	Ownership of Shares of Series B Preferred Stock(4)	Percent of Class

Directors and Officers:
William C. Censky	375,880	—	6.57%
Timothy J. Schneider	167,848	—	2.93
Mark R. Binversie	317,462	—	5.55
Carmen L. Chizek	124,700	8,000	2.18
Lynn D. Davis	16,881		*
Edson P. Foster	33,500		*
Wayne D. Mueller	162,940	—	2.85
Andrew J. Steimle	17,500	—	*
Kenneth R. Zacharias	12,000	—	*
Gary Ziegelbauer	416,300		7.28
All Executive Officers and Directors as a Group(15)	1,859,355	—	32.51%

5 Percent Beneficial Owner:
EJF Capital LLC(5)	300,000		5.25%

*	Represents beneficial ownership of less than 1.00% of the outstanding shares of common stock.
(1)	Except as otherwise indicated, the address of each beneficial owner in the table is: c/o County Bancorp, Inc., 860 North Rapids Road, Manitowoc, Wisconsin 54221.
(2)	Except as otherwise indicated, the number includes shares held by, jointly with, or in trust for the benefit of, the person’s spouse and dependent children. Shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.
(3)	Amounts include the following numbers of shares pledged as security for personal loans with one or more third-party lenders: for Mr. Censky—121,830; for Mr. Schneider—101,500; for Mr. Binversie—110,630; for Mr. Zacharias—12,000; and for all other executive officers—25,000.
(4)	The U.S. Treasury does not beneficially own any of our shares of common stock or Series B Nonvoting Noncumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) and beneficially owns 100% of our issued and outstanding Series C Noncumulative Perpetual Preferred Stock (the “SBLF Preferred Stock”).
(5)

Information with respect to EJF Capital LLC (“EJF”), located at 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201, is based solely on a Schedule 13G filed with the SEC on January 23, 2015 by EJF, Emanuel J. Friedman and EJF Sidecar Fund, Series LLC—Series D (the “EJF Sidecar Fund”). EJF has shared voting and dispositive power with respect to 300,000 shares of common stock. EJF serves as the manager of the EJF Sidecar Fund and various managed accounts and may be deemed to share beneficial ownership of the 49,567 shares of common stock of which EFJ Sidecar Fund is the record owner and the 250,433 shares of common stock of which the managed accounts are the record owner. Emanuel J. Friedman is the controlling member of EJF and may be deemed to share beneficial ownership of the shares of common stock over which EJF may share beneficial ownership

EXECUTIVE COMPENSATION

Overview

This section provides compensation information about the following individuals:

•	William C. Censky, our Chairman and Executive Chairman of the Bank

•	Timothy J. Schneider, our President, Chief Executive Officer of the Bank and Board Member

•	Mark R. Binversie, the President of the Bank and Board Member

In the discussion below, we referred to this group of executives as the “named executive officers.” This group includes the executive officers for whom disclosure is required under the applicable rules of the SEC. The remainder of this section provides a general summary of our compensation policies and practices and discusses the aggregate compensation we paid to our named executive officers in 2014. Unless otherwise specifically noted, the Bank actually paid all of the compensation of our named executive officers. As noted above, our named executive officers are also officers of the Bank and devote a substantial majority of their business time to the operations of the Bank. Accordingly, each executive’s compensation is paid largely to compensate him for rendering services to the Bank.

Summary Compensation

The following table sets forth information regarding compensation awarded to or earned by our named executive officers for service during the last completed fiscal year:

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation(2) ($)	Total ($)
William C. Censky Chairman of the Board	2014 2013	250,000 292,000	— —	— —	— —	244,348 92,299	21,686 21,686	519,179 405,985

Timothy J. Schneider Chief Executive Officer	2014 2013	292,000 251,200	— —	— —	— —	227,669 56,490	20,982 20,982	445,216 328,678

Mark R. Binversie President	2014 2013	200,000 196,808	— —	— —	— —	105,999 69,365	21,291 21,092	320,008 287,265

(1)	Amounts for 2014 reflect a 75% payout of the 2014 annual incentive, a 15% payout of the 2013 annual incentive, and 10% payout of the 2012 annual incentive, which were deferred under our Annual Incentive Compensation Plan and subject to performance requirements in 2014. Amounts for 2013 reflect a 75% payout of the 2013 annual incentive and a 15% payment of the 2012 annual incentive which was deferred under our Annual Incentive Plan and subject to performance requirements in 2013. The amounts relating to the 2014, 2013 and 2012 annual incentives, respectively, for each executive are as follows: Censky—$203,880, $9,028 and $31,440; Schneider—$229,066, $3,883 and $24,720; and Binversie—$71,586, $5,071 and $29,342. Under our Annual Incentive Compensation Plan, starting with the 2012 annual incentive, 25% of an executive’s annual incentive award earned during any year is mandatorily deferred, with up to 15% of the award being paid out after the first year and the remaining 10% amount paid out after the second year. The deferred payments are subject to both service and performance requirements.

(2)	Amounts reflect 401(k) discretionary contributions, personal benefits and, as applicable, director fees, as set forth in the table below. The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms, and operation. The following table sets forth the amount of each item included for 2014.

Name and Principal Positions	401(k) Discretionary Contributions ($)	Directors Fees ($)	Life Insurance ($)	Perquisites ($)	Total ($)
William C. Censky Chairman of the Board	16,575	4,200	911	—	21,686

Timothy J. Schneider Chief Executive Officer	16,575	4,200	207	—	20,982

Mark R. Binversie President	16,575	4,200	516	—	21,291

Outstanding Equity Awards at Fiscal Year End 2014

The following table sets forth information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(4) ($)
William C. Censky	12,660			$10.08	12/31/2016
	13,860			11.63	12/31/2017
	5,800			12.00	12/31/2018
		9,120	(1)	12.00	12/31/2020
						2,280	(5)	$43,548

Timothy J. Schneider	10,000			$8.40	12/31/2015
	13,100			10.08	12/31/2016
	13,900			11.63	12/31/2017
	6,080			12.00	12/31/2018
		8,560	(1)	12.00	12/31/2020
		3,640	(2)	14.28	12/31/2023
						2,140	(5)	$40,874
						910	(6)	17,381

Mark R. Binversie	13,630			$10.08	12/31/2016
	13,700			11.63	12/31/2017
	8,340			12.00	12/31/2018
		9,120	(1)	12.00	12/31/2020
		3,970	(3)	14.28	12/31/2023
						2,280	(5)	$43,548
						990	(6)	18,909

(1)	Options vest December 31, 2015.

(2)	33% vested on December 31, 2014, 33% vest on December 31, 2015, and the remaining vest on December 31, 2016.
(3)	33% vested on December 31, 2014, 33% vest December 31, 2015, and the remaining options vest December 31, 2016.
(4)	Value based on the closing price of $19.10 on January 30, 2015. Our common stock began trading on the NASDAQ Global Market on January 16, 2015.
(5)	Restricted stock scheduled to vest on December 31, 2015.
(6)	Restricted stock scheduled to vest on December 31, 2018.

Employment Agreements

The Bank has executed amended and restated employment agreements with each of our named executive officers, each effective as of November 5, 2014. Each agreement automatically renews for successive terms of one year, unless the Bank or the named executive officer provides 60 days’ written notice. Each named executive officer receives an annual base salary, as described in the table below. Each named executive officer is also eligible for equity awards, and will participate in certain employee fringe benefits comparable to those that other senior executives of the Bank are generally entitled.

If a named executive officer’s employment is terminated for cause, or due to death or disability, he will be entitled to receive all benefits and salary accrued through the date of termination. If a named executive officer’s employment is terminated by us without “cause” (as defined in the agreement), he will be entitled to receive accrued salary and benefits through the date of termination, plus a lump sum severance payment equal to his respective regular severance multiple, as described in the table below, times the sum of (i) the annual base salary in effect immediately prior to termination, and (ii) the historic bonus. For purposes of this description, the “historic bonus” is equal to the average annual incentive bonus earned by the named executive officer during the three most recent fiscal years.

If at any time during the term a named executive officer’s employment is terminated by us other than for cause within six months before or within two years after a “change in control,” he will be entitled to receive accrued salary and benefits through the date of termination, plus a lump sum severance payment equal to his change in control severance multiple, as described in the table below, times the sum of (i) the annual base salary in effect immediately prior to termination, and (ii) the historic bonus. The term “change in control” means: (i) certain acquisitions of beneficial ownership of 25% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitle to vote generally in the election of directors; (ii) the members of the incumbent Board cease for any reason to constitute at least a majority of the new Board members; (iii) the consummation of certain mergers or consolidations to which County or the Bank is a party; (iv) the liquidation of dissolution of County or the Bank; and (v) a change in ownership of a substantial portion of County’s or the Bank’s assets.

A named executive officer may terminate his employment by giving us written notice of termination for “good reason” (as defined in the agreement). If the Bank were to materially breach any provision of the employment agreement and fail to timely cure such breach, the named executive officer would be entitled to terminate his employment for good reason and receive accrued salary and benefits through the date of termination, plus a lump sum severance payment equal to the regular severance multiple, as described in the table below, times the sum of (i) the annual base salary in effect immediately prior to termination, and (ii) the historic bonus. In the event the named executive officer terminates his employment with the Bank for good reason within six months prior to or within two years following a change in control, the named executive officer is entitled to receive accrued salary and benefits through the date of termination, plus a lump sum severance payment equal to the change in control severance multiple times the sum of (i) the annual base salary in effect immediately prior to termination, and (ii) the historic bonus.

In the event the named executive officer terminates his employment with the Bank for reasons other than good reason or for no reason, he must give written notice of his termination, specifying a termination date not less than 60 calendar days after giving the notice. However, the Bank has the right to terminate the named executive before the specified termination date. Upon termination for no good reason or for no reason, the named executive will be entitled to receive accrued salary and benefits through the date of termination, plus, if terminated prior to the end of the notice period, the portion of the base salary that would otherwise have been earned by the named executive through the end of the notice period.

Each named executive officer has also agreed to certain non-disclosure and non-competition restrictions for our benefit, as described in the following table.

Name	Annual Base Salary	Regular Severance Multiple	Change in Control Severance Multiple	Non-Compete Restricted Period after Termination
Timothy J. Schneider	$292,000	2	3	2 years
William C. Censky	$250,000	2	3	2 years
Mark R. Binversie	$200,000	2	3	2 years

Retirement Benefits

401(k) Plan. The Bank currently sponsors the Investors Community Bank 401(k) Plan (the “401(k) Plan”). The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to the 401(k) Plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) Plan. With certain exceptions, all employees who have attained age 21 are eligible to make elective deferrals to the 401(k) Plan as of the beginning of the first date of each calendar month of the plan year following the commencement of service and are eligible to receive matching contributions and/or profit-sharing contributions after their completion of 1000 hours of service during the plan year and be employed on the last day of the plan year.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax and after-tax basis, subject to the contribution limits imposed by the Code. For 2014, the elective deferral contribution limit is $17,500; provided, however, that a participant over age 50 may contribute, on a pre-tax basis, an additional $5,500 to the 401(k) Plan. In addition to pre-tax and after-tax elective deferral contributions, the 401(k) Plan provides that the Bank may make discretionary matching contributions and/or profit-sharing contributions to each participant’s account. A participant is always 100% vested in his or her elective deferral contributions. However, participants will vest in their employer matching contributions and/or profit-sharing contributions, if any, at a rate of 20% per year, beginning after the completion of their first year of service, such that the participants will be 100% vested upon completion of five years of service. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options.

Investors Community Bank Salary Continuation Agreements. Each of our named executive officers is party to a Salary Continuation Agreement with the Bank. The Salary Continuation Agreements generally provide for an annual benefit, payable to the officers for 15 years following the officer’s separation from service with the Bank. The annual benefit for each of the officers is generally $60,000. The annual benefit assumes the officer does not separate from service with the Bank until after he has reached age 65. In the event any of the officers separates from service with the Bank at an earlier date for any reason other than for cause, he will be entitled to a reduced annual benefit based on the amount the Bank has accrued towards the Salary Continuation Agreement benefit at the time of such early termination.

Investors Community Bank Management Employees’ Elective Deferred Compensation Plan. The Bank offers its named executive officers, along with other eligible management employees, the ability to defer their compensation under a nonqualified deferred compensation plan named the Investors Community Bank Management Employees’ Elective Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, a participant may elect to defer a portion of or all of their base salary and a portion of or their entire annual incentive bonus. There is no limitation on the amount participants may choose to defer.

The participant’s deferrals receive an annual return based on the prime rate minus 2.25%, unless the participant elects to direct his or her deferrals into an alternative investment vehicle. As of the date of this proxy statement, the only alternative investment vehicle is a variable annuity offered through Minnesota Mutual Life. Amounts deferred under the Deferred Compensation Plan are payable to the participant in a lump following the participant’s separation from service.

Equity and Equity-Based Incentive Plans

County Bancorp, Inc. 2012 Equity Incentive Compensation Plan

General. On March 20, 2012, the Company’s Board of Directors and shareholders adopted the County Bancorp, Inc. 2012 Equity Incentive Compensation Plan (the “2012 Plan”), which was subsequently approved by the Company’s shareholders on April 24, 2012. The Company’s Board of Directors approved the amendment and restatement of the 2012 Plan on October 7, 2014. The purpose of the 2012 Plan is to promote the success and enhance the value of the Company by linking the personal interests of key employees to those of the Company’s shareholders, and by providing key employees with an incentive for outstanding performance. The 2012 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent. To this end, the 2012 Plan provides for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”) and restricted stock (collectively, the “Awards”).

A summary of the material terms of the 2012 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2012 Plan, which is filed as an exhibit to County’s Registration Statement on Form S-1, filed with the SEC on November 10, 2014.

Administration. The 2012 Plan is administered by the Compensation Committee of County’s Board of Directors (the “Administrator”) determines all terms of awards under the 2012 Plan. The Administrator interprets the terms and the intent of the 2012 Plan. If at any time we do not have a Compensation Committee, the Company’s Board of Directors will act as Administrator for the 2012 Plan.

The Administrator determines eligibility for receiving Awards under the 2012 Plan and may adopt rules, regulations, and guidelines for administering the 2012 Plan as it deems necessary and proper. Its authority includes, but is not limited to, selecting Award recipients, establishing the terms and conditions of each Award and adopting modifications and amendments or subplans to the 2012 Plan or any related Award agreement. The Administrator may delegate, to the fullest extent as permitted under applicable law, to the Chief Executive Officer of the Company any or all authority of the Administrator with respect to the grant of Awards to participants, other than participants who, at the time any such delegated authority is exercised, are executive officers of the Company. To the extent the Administrator determines it desirable to qualify Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2012 Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

Eligibility and Participation. All employees, directors and independent contractors of the Company, the Bank, and their affiliates (hereinafter the “participants”) are eligible to receive Awards under the 2012 Plan. The Administrator may select from all eligible participants, those to whom Awards will be granted and will determine the nature and amount of each Award.

Shares Available for Awards. We have reserved 600,000 shares of common stock for issuance pursuant to the 2012 Plan. The maximum number of shares of common stock subject to ISOs and/or NSOs (together, the “Options”) that may be granted under the 2012 Plan to any participant in any single calendar year is equal to 10% shares authorized under the 2012 Plan. The maximum number of shares of restricted stock that may be issued is equal to 50% of the shares authorized under the 2012 Plan.

Any shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Administrator’s permission for Awards not involving shares, will be available for grant under the 2012 Plan. Moreover, if the price for Options or the tax withholding requirements with respect to any Award are satisfied by tendering shares to the Company, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of shares available for delivery under the 2012 Plan. The maximum number of shares available for issuance will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock. Shares available for issuance under the 2012 Plan may be authorized and unissued shares, or treasury shares.

Adjustments in Authorized Shares. In the event of any corporate event or transaction (including but not limited to, a change in the Company’s common stock or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of common stock or property of the Company, combination of securities, exchange of securities, dividend in kind or other like change in capital structure or distribution to the Company’s shareholders, or any similar corporate event or transactions, the Administrator will substitute or adjust in an equitable manner, as applicable, the number and kind of shares that may be issued under the 2012 Plan, the number and kind of shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards. The Administrator may also make appropriate adjustments to the terms of any Awards to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods. Subject to the change in control provisions described below and any applicable law or regulatory requirement, without affecting the number of shares reserved or available under the 2012 Plan, the Administrator may authorize the issuance, assumption, substitution, conversion of termination of Awards under the 2012 Plan in connection with a merger, consolidation, acquisition of property or shares, or reorganization, upon such terms and conditions as it deems appropriate. The Administrator may amend or supplement the 2012 Plan as it deems appropriate to provide for such issuance, assumption, substitution conversion or termination, all without further action by the Company’s shareholders.

Vesting. Generally, Awards will vest at such times and in such amounts as determined by the Administrator in its sole discretion and as set forth in the vesting scheduled included in, or with the agreement related to, such Award, which vesting schedule may provide that all or some part of the applicable Award vests immediately upon grant, or on specified dates over a period of time, or upon attainment of performance goals specified in the agreement. If no such vesting schedule is in the agreement, then Awards will vest 20% on each of the first through fifth anniversaries of the date of grant.

Unless otherwise specified in an agreement, a participant will be fully vested in any and all Awards upon the participant’s retirement (a voluntary termination after age 60 with five years of service). Upon the termination of employment due to death or disability of the participant: (i) any and all Options and SARs granted will become immediately exercisable, provided that the participant or his or her beneficiary will have until the earlier of 12 months following such termination date, or the expiration of the Option or SAR term, to exercise any such Option or SAR; and (ii) any period of restriction for restricted stock granted that has not previously vested will end, and such restricted stock will become fully vested. Each Award agreement will set forth the extent to which a participant may have the right to exercise any Option or SAR or the right to retain restricted stock.

Options. The 2012 Plan permits the grant of ISOs, which are designated as incentive stock options and are intended to meet the requirements under Section 422 of the Code, and NSOs, which do not qualify as incentive stock options under Section 422 of the Code. Options may be granted to participants in such number and upon such terms as may be determined by the Administrator. The Administrator may not grant ISOs to non-employee directors or independent contractors.

The option price of each Option will be determined by the Administrator and will be at least 100% of the Fair Market Value of a share of common stock on the date on which the Option is granted. “Fair Market Value” means the closing price on the NASDAQ Global Market or such other established stock exchange or national market system on which the shares are listed (or the closing bid, if no sales were reported), as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that if a share is not susceptible of valuation by such method, the term “Fair Market Value” will mean the fair market value of a share as the Administrator may determine in conformity with pertinent law and regulations of the U.S. Treasury. If the Company grants ISOs to any 10% shareholder, the exercise price may not be less than 110% of the Fair Market Value of a share of our common stock on the date on which the Option is granted.

The term of an Option will expire at such time as the Administrator determines at the time of grant but will not be exercisable later than the tenth anniversary of the grant date. If an Option intended to qualify as an ISO is granted to any 10% shareholder, the ISO will not be exercisable later than the fifth anniversary of the grant date. Options will be exercised at such times and be subject to such restrictions and conditions as the Administrator so approves.

Except as otherwise specified in an agreement or by the Administrator, no Options granted under the 2012 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Options granted to a participant under the 2012 Plan will be exercisable during his or her lifetime only by such participant, unless an Award agreement, the Company’s Board or the Administrator otherwise permits further transfer of NSOs.

Stock Appreciation Rights. SARs may be granted to participants as determined by the Administrator. The Administrator may grant freestanding SARs (meaning a SAR that is granted independently of any Option), tandem SARs (meaning a SAR granted in connection with a related Option, and the exercise of which will require forfeiture of the right to purchase a share under the related Option, or a SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR) or any combination thereof. The Committee has complete discretion in determining the number of SARs granted to each participant and in determining the terms and conditions pertaining to such SARs.

The Committee will determine the grant price for each SAR which will be at least 100% of the Fair Market Value of the shares on the grant date. The Administrator will determine the term of the SAR, but no SAR will be exercisable later than the tenth anniversary of the grant date. Freestanding SARS may be exercised upon the terms and conditions the Administrator imposes upon them in the Award agreement. Tandem SARS may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable. With respect to a tandem SAR granted in connection with an ISO: (i) the tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the tandem SAR may be for no more than 100% of the difference between the option price of the underlying ISO and the Fair Market Value of the shares subject to the underlying ISO at the time the tandem ISO is exercised; and (iii) the tandem SAR may be exercised only when the Fair Market Value of the shares subject to the ISO exceeds the option price of the ISO. All SARs granted to a participant will be exercisable during his or her lifetime only by such participant, unless otherwise provided in the SAR agreement, or by the Company’s Board of the Administrator.

Restricted Stock. The 2012 Plan permits the grant of shares of restricted stock to participants in such amounts as the Administrator so determines. Shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable “period of restriction” established by the Administrator and specified in the Award agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator, in its sole discretion and as set forth in the applicable Award agreement. Period of restriction means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Administrator. All rights with respect to restricted stock granted to a participant will be available during his or her lifetime only to such participant. The Administrator may impose such other conditions and/or restrictions on any shares of restricted stock as it may deem advisable, including a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock.

To the extent permitted or required by law, as determined by the Administrator, participants holding restricted stock may be granted the right to exercise full voting rights with respect to those shares during the period of restriction. During the period of restriction, participants holding shares of restricted stock will be credited with dividends paid with respect to restricted stock while they are so held. The Administrator may provide in an Award agreement that the grant of restricted stock is conditioned upon the participant making or refraining from making an election under Section 83(b) of the Code.

Change in Control. For Awards granted prior to October 7, 2014, upon the occurrence of a change in control (as that term is defined under the 2012 Plan), unless otherwise specifically prohibited under applicable laws or by rules or regulations of any governing governmental agencies or national securities exchanges, or unless the Administrator will determine otherwise in an Award agreement: (i) any and all Options and SARs will become immediately exercisable, and with respect to NSO and SARs, if a participant’s employment is terminated for any other reason except for cause (as that term is defined under the 2012 Plan), within 12 months of such change in control, the participant will have until the earlier of (a) 12 months following such termination date, or (b) the expiration of the NSO or SAR term to exercise any such NSO or SAR; and (ii) any period of restriction for shares of restricted stock that have not been previously vested will end and restricted stock will become fully vested and transferable.

For Awards granted after October 7, 2014, unless otherwise provided in the Award agreement, upon the occurrence of: (a) a change in control, and (b) the participant’s involuntary termination of employment (other than due to cause, as that term is defined under the 2012 Plan) that occurs within the 12-month period following such change in control: (1) any and all Options and SARs will become immediately exercisable until the earlier of: (i) 12 months following such termination date, or (ii) the expiration of the Option of SAR term; and (2) any period of restriction for shares of restricted stock that have not previously vested will end, and such restricted stock will become fully vested and transferable.

Upon the occurrence of a change in control, the Administrator may, in its sole discretion, as to any such Award, either at the time the Award is made under the 2012 Plan or any time thereafter: (a) make such adjustment to any such Award then outstanding as the Administrator deems appropriate to reflect such change in control; and/or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity after such change in control. Additionally, in the event of any change in control with respect to Options and SARs, the Administrator may, in its sole discretion, may: (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per-share Option price or grant price (as applicable) that is greater than the change in control price (as defined in the 2012 Plan); or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per-share Option price or grant price (as applicable) that is less than or equal to the change in control price in exchange for cash payment of an amount equal to: (i) the difference between the change in control price and the Option price or grant price (as applicable), multiplied by (ii) the total number of shares underlying such Option or SAR that are vested and exercisable at the time of the change in control. The Administrator may include such further provisions and limitations in any Award agreement as it may deem desirable.

Amendment, Modification or Termination. The Board may amend, modify suspend or terminate the 2012 Plan in whole or in part. No amendment will be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. The Administrator may make adjustments to the terms and conditions of, and the criteria concluded in, Awards in recognition of any unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Plan.

Tax Withholding. County has the power and right to deduct or withhold, or require a participant to remit to County, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising or as a result of the 2012 Plan.

Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on restricted stock, or any other taxable event arising as a result of Awards granted under the 2012 Plan, County may require or participants may elect, subject to approval by the Administrator, to satisfy the withholding requirement by having County withhold shares having a Fair Market Value on the date the tax is determined equal to the tax that could be imposed on the transactions, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

County’s independent registered public accounting firm for the fiscal year ended December 31, 2014 was CliftonLarsonAllen LLP (“CLA”). County’s Audit Committee has also appointed CLA as its independent registered public accounting firm for the fiscal year ending December 31, 2015. Although County’s shareholders are not required to vote on the appointment of County’s independent registered public accounting firm, it is presenting this selection to its shareholders for ratification. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the Board of Directors’ appointment of CLA as County’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Even if the appointment of CLA is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of CLA and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of CLA is not ratified, the Audit Committee will reconsider the appointment (but may decide to maintain the appointment). County has been advised by CLA that they are independent certified public accountants with respect to County within the meaning of the Exchange Act and the rules and regulations promulgated thereunder.

Representatives of CLA are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.

The Board of Directors recommends a vote FOR the ratification of CLA as County’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For services rendered in 2014 and 2013 by CLA, the following fees were billed for the audit of County’s annual consolidated financial statements for the years ended December 31, 2014 and 2013, respectively and for other services:

Fees	2014	2013
Audit Fees(1) .	$283,993	$75,490
Audit-related Fees(2)	—	78,548
Tax Fees(3)	12,800	12,720
All Other Fees	—	—

Total	$296,793	$166,758

(1)	The Audit Fees consist of fees billed for professional services rendered for the audit of County’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by CLA in connection with statutory and regulatory filings or engagements. For 2014, this amount includes $126,107 of fees incurred in connection with our initial public offering, which consisted of incremental audit fees, fees relating to the consent and comfort letter and fees with respect to the review of the registration statement and interim financial statements.
(2)	The Audit-related Fees consist of fees incurred to upgrade the 2013 audit to be compliant with PCAOB audit guidelines. This upgrade was required as a part of the filing of our initial public offering and the related filing of our Registration Statement on Form S-1.
(3)	Tax Fees consist of fees for professional services rendered for federal and state tax compliance, assistance with the IRS audit, tax advice and tax planning.

The Audit Committee approves all engagements of independent auditors in advance, including approval of related fees and an annual budget for projects and fees. Items that are not covered under the budget or fees that exceed the budget require approval by the Audit Committee prior to payment.

AUDIT COMMITTEE REPORT

The Board of Directors evaluates the requirements for audit activities by independent auditors on a regular basis. The Audit Committee, which reviews County’s financial reporting process on behalf of the Board of Directors, consists solely of qualified independent directors as defined under the NASDAQ Listing Rules. Under SEC rules, the Board of Directors is required to review the qualifications of the members of the Audit Committee to determine if any members are “audit committee financial experts.” The Board of Directors has determined that Kenneth R. Zacharias qualifies as an “audit committee financial expert” based on his professional training as a Certified Public Accountant, years of involvement with financial reporting, and long experience on the Board of Directors. The Audit Committee’s functions and responsibilities are described in a written charter.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In this context, and in accordance with its charter, the Audit Committee has reviewed and discussed County’s audited financial statements for fiscal 2014 with management of County. During these discussions, management represented to the Audit Committee that County’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. In addition, the Audit Committee has discussed with CLA, County’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also has received the written disclosures from CLA required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountants communications with the Audit Committee concerning independence, and has discussed with CLA the firm’s independence from County and its management. The Audit Committee has, on a continuing basis, considered the possibility of a conflict of interest arising as a result of CLA performing independent audit services and other non-audit services. The Board of Directors is satisfied that the audit services have been provided in compliance with adequate standards for independence.

Based on its review and discussions with management and the auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors subsequently approved the recommendation, that the audited consolidated financial statements of County be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Edson P. Foster

Andrew J. Steimle

Kenneth R. Zacharias, Chairman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires County’s officers and directors to file reports concerning the ownership of County equity securities with the Securities and Exchange Commission and County. County files the required reports on behalf of its officers and directors. County believes that, since its initial public offering, when County’s shares began trading on January 16, 2015, all of its directors and executive officers complied with Section 16(a) filing requirements, except Messrs. Censky and Binversie, whose Form 3s were amended to include, and Form 4s subsequently filed to reflect, the number of shares sold by each reporting person in connection with County’s initial public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General. The Audit Committee reviews all “related party transactions” for potential conflict of interest situations and approves such transactions. However, the Audit Committee will not be responsible for reviewing and approving related party transactions that are reviewed and approved by another independent body of the Board of Directors. In approving or rejecting any related party transactions, the Audit Committee considers, among other things, the material facts of the transaction, including, but not limited to, whether the transaction is on the terms generally available to an unaffiliated third party under the same or similar circumstances and to the extent of the related party’s interest in the transaction. A “related party transaction” is a transaction required to be disclosed under Item 404 of Regulation S-K.

The following is a description of transactions, since January 1, 2013, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under “Executive Compensation—Employment Agreements” and “Director Compensation.”

Loans and Extensions of Credit. The Sarbanes-Oxley Act generally prohibits loans to executive officers and directors of public companies. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made in the ordinary courses of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and must not involve more than the normal risk of repayment or present other unfavorable features. The aggregate amount of our loans to our directors, executive officers and their related entities was $1.2 million and $1.5 million at December 31, 2014 and December 31, 2013, respectively. These loans were originated in compliance with applicable federal regulations and, as of December 31, 2014, were performing according to their original terms.

Other Transactions. Christopher Schneider, the brother of Timothy J. Schneider, received compensation of approximately $123,000 and $144,000 in 2013 and 2014, respectively, in his capacity as an agricultural banking officer of the Bank. Since the beginning of our last fiscal year, there have been no other transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

OTHER MATTERS

Shareholders may obtain a copy of our 2014 Annual Report to Shareholders and 2014 Form 10-K at no cost by writing or calling County Bancorp, Inc., Attention: Mark A. Miller, Secretary, 860 North Rapids Road, Manitowoc, Wisconsin 54221-0700, telephone number (920) 686-9998.

Shareholder Proposals

Proposals intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be in writing and must be received by the Secretary of County at 860 North Rapids, Manitowoc, Wisconsin 54221-0700 not later than December 10, 2015. To be considered for inclusion in County’s proxy statement and proxy form for an annual meeting, the shareholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the SEC for shareholder proposals.

In addition, County’s Bylaws provide that a shareholder wishing to nominate a candidate for election to the Board of Directors or to have any other matter considered by the shareholders at the annual meeting must give County written notice of such proposal, together with specified accompanying information, not less than ninety (90) days prior to the annual meeting in order to be considered at the meeting. However, such proposals will not be included in County’s 2016 annual meeting proxy statement unless they further comply with the requirements set forth in the paragraph above. The 2016 annual meeting is tentatively scheduled for Tuesday, May 17, 2016 and any proposal and related information must be received no later than February 18, 2016. The purpose of this provision of the Bylaws is to assure adequate notice of and information regarding any such matter as to which shareholder action may be sought. No notices have been received to date relating to the Annual Meeting.

By Order of the Board of Directors

Mark A. Miller

Mark A. Miller

Secretary

County Bancorp, Inc.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 19, 2015.

Vote by Internet
• Go to www.envisionreports.com/ICBK
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - William C. Censky	☐	☐	02 - Wayne D. Mueller	☐	☐	03 - Gary J. Ziegelbauer	☐	☐

		For	Against	Abstain

2.	Proposal to ratify CliftonLarsonAllen LLP as independent accounting firm for 2015	☐	☐	☐	.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

021HZA

2015 Annual Meeting Admission Ticket

18th Annual Meeting of

COUNTY BANCORP, INC. Shareholders

May 19, 2015

6:00 PM local time

2406 S. Alverno Rd.

Manitowoc, Wl 54220

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Directions to Annual Meeting:

https://maps.google.com/maps?saddr&daddr=2406+South+Alverno+,+Manitowoc,+WI+54220&dg=crsh&output=classic

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — County Bancorp, Inc.

2015 Annual Meeting of Shareholders

2406 S. Alverno Rd. Manitowoc, Wl 54220

Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2015

Timothy J. Schneider, President, and Mark A. Miller, Secretary, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of County Bancorp, Inc. to be held on May 19, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)